EXHIBIT 99.1

Lexaria Bioscience Announces Pricing of $2.0 Million Public Offering

KELOWNA, BC / ACCESSWIRE / MAY 8, 2023 / Lexaria Bioscience Corp. (Nasdaq:LEXX) (Nasdaq:LEXXW) (the “Company” or “Lexaria”), a global innovator in drug delivery platforms, today announced the pricing of its public offering of 2,106,000 units, with each unit consisting of one share of common stock and one warrant to purchase one share of common stock.  Each unit is being sold at a public offering price of $0.95. The warrants will be immediately exercisable at a price of $0.95 per share and will expire five years from the date of issuance. The shares of common stock and accompanying warrants can only be purchased together in this offering, but will be issued separately and will be immediately separable upon issuance.

Gross proceeds, before deducting placement agent fees and other offering expenses, are expected to be approximately $2.0 million. The offering is expected to close on May 11, 2023, subject to customary closing conditions.

Maxim Group LLC is acting as sole placement agent in connection with this offering.

The securities described above are being offered pursuant to a registration statement on Form S-1, as amended (File No. 333-271096) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission (the “SEC”) on May 8, 2023. The offering is being made only by means of a prospectus which is a part of the Registration Statement. A preliminary prospectus relating to the offering has been filed with the SEC. Copies of the final prospectus relating to this offering, when available, will be filed with the SEC and may be obtained from Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, NY 10022, at (212) 895-3745.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Lexaria Bioscience Corp.

Lexaria Bioscience Corp.’s patented drug delivery technology, DehydraTECH™, improves the way active pharmaceutical ingredients (APIs) enter the bloodstream through oral delivery. Since 2016, DehydraTECH has repeatedly demonstrated the ability to increase bio-absorption with cannabinoids, antiviral drugs, PDE5 inhibitors and more. DehydraTECH has also evidenced an ability to deliver some drugs more effectively across the blood brain barrier. Lexaria operates a licensed in-house research laboratory and holds a robust intellectual property portfolio with 30 patents granted and many patents pending worldwide. For more information, please visit www.lexariabioscience.com.

Forward-Looking Safe Harbor Statement

This press release includes forward-looking statements. Statements as such term is defined under applicable securities laws. These statements may be identified by words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions. Such forward-looking statements in this press release include, but are not limited to, the Company’s ability to satisfy customary closing conditions related to the offering. Such forward-looking statements are estimates reflecting the Company’s best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that the Company will actually achieve the plans, intentions, or expectations disclosed in these forward-looking statements. As such, you should not place undue reliance on these forward-looking statements. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation and regulatory approvals, managing and maintaining growth, the effect of adverse publicity, litigation, competition, scientific discovery, the patent application and approval process, potential adverse effects arising from the testing or use of products utilizing the DehydraTECH technology, the Company’s ability to maintain existing collaborations and realize the benefits thereof, delays or cancellations of planned R&D that could occur related to pandemics or for other reasons, and other factors which may be identified from time to time in the Company’s public announcements and periodic filings with the US Securities and Exchange Commission on EDGAR. The Company provides links to third-party websites only as a courtesy to readers and disclaims any responsibility for the thoroughness, accuracy or timeliness of information at third-party websites. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patented and patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA). Lexaria-associated products are not intended to diagnose, treat, cure or prevent any disease. Any forward-looking statements contained in this release speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements or links to third-party websites contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

Investor Contact:

George Jurcic - Head of Investor Relations

ir@lexariabioscience.com

Phone: 250-765-6424, ext 202